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                                LORAL CORPORATION
                                600 Third Avenue
                            New York, New York 10016



                                                     April 15, 1996


Lockheed Martin Corporation
LAC Acquisition Corporation
6801 Rockledge Drive
Bethesda, Maryland 20817


         Re:      Merger Agreement dated as of January 7, 1996

Ladies and Gentlemen:

         Reference is made to the Merger Agreement dated as of January 7, 1996 (the "Merger Agreement") among Lockheed Martin Corporation ("Parent"), LAC Acquisition Corporation ("Purchaser") and Loral Corporation (the "Company"). Terms not specifically defined herein shall have the meanings set forth in the Merger Agreement. The following sets forth our mutual agreement with respect to certain matters relating to the Merger Agreement.

                  1. The parties agree that the parenthetical contained in the second sentence of Section 2.10 of the Merger Agreement shall be amended to read as follows:

         "(including, if so authorized by the Company's Board of Directors, holders who are subject to the reporting requirements of Section 16(a) of the Exchange Act)."

         Please indicate your acceptance of and agreement to the foregoing by signing below.


                                                     Very truly yours,

                                                     LORAL CORPORATION


                                                     By:________________________
                                                        Name:
                                                        Title:




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ACCEPTED AND AGREED
AS OF THE DATE FIRST
ABOVE WRITTEN:

LOCKHEED MARTIN CORPORATION


By:________________________
   Name:
   Title:


LAC ACQUISITION CORPORATION


By:________________________
   Name:
   Title:



cc:      O'Melveny & Myers
         C. Douglas Kranwinkle, Esq.
         Jeffrey J. Rosen, Esq.
         Skadden, Arps, Slate, Meagher & Flom
         Peter Allan Atkins, Esq.
         Lou R. Kling, Esq.
         Willkie Farr & Gallagher
         Robert B. Hodes, Esq.
         Bruce R. Kraus